STOCK OPTION GRANT AGREEMENT



     The undersigned JRECK SUBS GROUP, INC., a Colorado corporation with offices at 2101 West State Route 434 Suite 100 Longwood, Florida 32779 (hereinafter referred to as the "Company") hereby grants to Christopher Swartz, having an address at 1505 Shadwell Circle Lake Mary, Florida 32746 (the "optionee"), options to purchase 1,000,000 shares of the Company's common stock upon the terms and conditions hereinafter set forth:

         1. Grant of Options. By this Agreement, the Company grants to the Optionee, on the terms and conditions set forth herein, options (individually or collectively referred to as the "Options") to purchase 1,000,000 shares of its common stock (the "Common Stock") at the purchase price per share of $1.55 (the "Exercise Price").

         2. Term of Options. The Options Shall terminate on August 3, 2001 (the "Expiration Date").

         3. Exercise of Options. The Optionee may exercise the Options from time to time, in whole or in part, at any time on or before the Expiration Date, by giving written notice to the Company of such exercise and of the number of shares the Optionee has elected to purchase. The purchase price per share of the Options shall be the Exercise Price. The full Exercise Price of the shares as to which the Options are being exercised shall be paid in cash or certified or cashier's check.

         4. Shareholder Rights. No Option shall confer any rights as a shareholder with respect to the share subject to such option until the date the Optionee exercises such Option. The Company shall deliver to the Optionee a certificate representing the shares as to which Options have been exercised as soon as administratively feasible following such exercise.

         5.   Adjustments.

           (a) If the Company shall at any time subdivide its outstanding shares of common stock (or other securities at the time receivable upon the exercise of the Options) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of common stock ( or any other security convertible into shares of common stock) to its shareholders, the number of shares of common stock subject to this Agreement immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of common stock by recapitalization, reclassification, reverse stock split, or combination thereof, the number of shares of common stock subject to

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     this   Agreement   immediately   prior   to  such   combination   shall  be
     proportionately decreased.

           (b) Whenever the number of shares of common stock purchasable upon the exercise of the Options is adjusted, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of common stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of common stock so purchasable immediately thereafter.

           (c) In case of any reorganization of the Company ( or any other corporation, the securities of which are at the time receivable on the exercise of Options) or if the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Optionee, upon the exercise of any Options at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of the Options prior to such consummation, the securities or property to which the Optionee would have been entitled upon such consummation if the Optionee had exercised the Options immediately prior thereto; in each such case, the terms of this Agreement shall be applicable to the securities or property received upon the exercise of the Options after such consummation.

         6. Reserved Shares. The Company shall reserve sufficient authorized but unissued shares of its stock ( or other securities, as referred to in Section 5 above) so that, at any time on or prior to the Expiration Date, authorized shares of common stock (or other securities, as referred to in Section 5 above) may be issued upon the exercise of all Options under this Agreement.

         7. Notices. All notices provided for under this Agreement shall be in writing and shall be delivered by hand or sent by certified mail to the addresses set forth above or to such other addresses that the respective parties may designate in writing.

         8.  Interpretation.  This Agreement  shall be governed by and construed
     under   the  laws  of  the  State  of   Colorado   without   reference   to
     conflict-of-law principles.

         9. Amendment. No term, condition, understanding or agreement purporting to modify the terms of this Agreement shall be binding unless made in writing and signed by both parties hereto.

         10. Waiver. No failure of a party to exercise any power given to it under this Agreement or to insist upon strict compliance with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof,

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     shall  constitute  a waiver by such  party of its  rights  to demand  exact compliance with the terms of this Agreement.

         11. Binding, etc. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Optionee and his heirs, executors, and administrators.

IN WITNESS WHEREOF, the undersigned JRECK SUBS GROUP, INC. has caused this Stock Option Grant Agreement to be executed by its duly authorized officer as of the 3rd day of August, 1998.


                                           JRECK SUBS, INC.

                        By:______________________________
                                                    Name:
                                     Title: